NEWS RELEASE
COMPUWARE CORPORATION                                           [COMPUWARE LOGO]
-------------------------------------------------------         We make IT rock
Corporate Headquarters                                          around the world
One Campus Martius o Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
July 23, 2008

             Compuware Corporation Posts Year-over-year Increases in
                    Revenue, Earnings and Operating Cash Flow

    Compuware Continues to Roll as Mainframe, Vantage and Changepoint License
                           Revenues Grow Significantly

DETROIT--July 23, 2008--Compuware Corporation (NASDAQ: CPWR) today announced financial results for its first quarter, ended June 30, 2008.

"We achieved substantial operational improvements in the first phase of the Compuware 2.0 initiative in Q1," said Compuware President and Chief Operating Officer Bob Paul. "These near-term accomplishments supported year-over-year growth on the top- and bottom-lines, as well as increased sales for some of our most strategic products. As we continue to roll out Compuware 2.0, we will maintain our focus on achieving quarterly goals, while capitalizing on Compuware's substantial opportunities for long-term, breakout growth."

First Quarter Fiscal 2008 Results

Compuware reports first quarter revenues of $298.6 million, up from $279.4 million in the same period last year. Net income was $34.7 million in Q1, up from $189,000 in the first quarter last year. Earnings per share (diluted computation) were 13 cents, compared to break even in the same period last year, based upon 261.1 million and 305.6 million shares outstanding, respectively.

During the company's first quarter, software license fees were $61.5 million compared to $47.3 million in Q1 last year. Maintenance fees were $126.5 million in Q1 compared to $113.7 million in the first quarter last year. Revenue from professional services in the quarter was $110.6 million, compared to 118.4 million in the same quarter last year.

The company will host a conference call at 5:00 p.m. Eastern time (21:00 GMT) today to discuss these results.

First Quarter Fiscal Year 2008 Highlights

During the first quarter, Compuware:

      o received a General Motors 2007 Technology Supplier of the Year award for its significant contributions to GM's global product and performance achievements.

                                     -MORE-

Page 2
Compuware Corporation Posts Year-over-year Increases in Revenue, Earnings and Operating Cash Flow July 23, 2008

      o Changepoint was positioned by Gartner Inc. in the "leaders" quadrant in the "Magic Quadrant for IT Project and Portfolio Management."

      o announced that Build-A-Bear Workshop(R) is using Compuware Vantage to ensure the successful and effective operation of the company's websites.

      o released the results of a study commissioned by Compuware and conducted by Forrester Consulting that found while 81 percent of the organizations have adopted formal service level agreements, they only meet these agreements 74 percent of the time on average.

      o announced that two of the company's thought leaders--Linh C. Ho and Bryce Dunn--contributed three chapters to itSMF's new book entitled, "IT Service Management, Global Best Practices."

      o released version 6.4 of its powerful DB2 administration workbench, Compuware DBA-Xpert for DB2.

      o     held  the  North  American  Uniface  User   Forum--focused  on  best
            practices  and   knowledge   sharing  for   enterprise   application
            development--at its world headquarters.

      o announced the availability of an on-demand webcast featuring Gartner Inc., titled: Effective PPM--Realistic Steps to Success.

                                       ###

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties from the United States should call 800-398-9367. For international access, the conference call number is +1-612-288-0340.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1 320-365-3844. The replay passcode will be 9291437. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com/.

Compuware Corporation

Compuware Corporation makes IT rock around the world, helping CIOs optimize IT performance to achieve business goals. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-

Page 3
Compuware Corporation Posts Year-over-year Increases in Revenue, Earnings and Operating Cash Flow July 23, 2008

looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                                 AS OF JUNE 30,
                                                                          ----------------------------
                                                                              2008           2007
                                                                          ------------   -------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                              $    216,457   $     339,482
   Investments                                                                  56,423          78,052
   Accounts receivable, net                                                    479,861         367,443
   Deferred tax asset, net                                                      45,806          37,536
   Income taxes refundable, net                                                  4,189          28,294
   Prepaid expenses and other current assets                                    37,162          34,132
                                                                          ------------   -------------
      Total current assets                                                     839,898         884,939
                                                                          ------------   -------------

INVESTMENTS                                                                                     57,150
                                                                          ------------   -------------
PROPERTY AND EQUIPMENT, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                                               360,476         379,743
                                                                          ------------   -------------

CAPITALIZED SOFTWARE, LESS ACCUMULATED
   AMORTIZATION                                                                 58,769          67,250
                                                                          ------------   -------------

OTHER:
   Accounts receivable                                                         266,509         175,326
   Deferred tax asset, net                                                      35,520          16,817
   Goodwill                                                                    356,026         353,405
   Other                                                                        33,808          36,140
                                                                          ------------   -------------
      Total other assets                                                       691,863         581,688
                                                                          ------------   -------------

TOTAL ASSETS                                                              $  1,951,006   $   1,970,770
                                                                          ============   =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                       $     17,551   $      16,607
   Accrued expenses                                                            108,428         111,146
   Income taxes payable, net                                                    15,262
   Deferred revenue                                                            444,705         372,951
                                                                          ------------   -------------
      Total current liabilities                                                585,946         500,704

DEFERRED REVENUE                                                               406,528         296,278

ACCRUED EXPENSES                                                                18,526          18,987

DEFERRED TAX LIABILITY, NET                                                     30,090           4,076
                                                                          ------------   -------------
      Total liabilities                                                      1,041,090         820,045
                                                                          ------------   -------------

SHAREHOLDERS' EQUITY:
   Common stock                                                                  2,560           3,046
   Additional paid-in capital                                                  634,885         727,208
   Retained earnings                                                           252,430         405,698
   Accumulated other comprehensive income                                       20,041          14,773
                                                                          ------------   -------------
      Total shareholders' equity                                               909,916       1,150,725
                                                                          ------------   -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $  1,951,006   $   1,970,770
                                                                          ============   =============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                           THREE MONTHS ENDED
                                                                 JUNE 30,
                                                         ----------------------
                                                            2008         2007
                                                         ---------    ---------
REVENUES:
   Software license fees                                 $  61,442    $  47,271
   Maintenance fees                                        126,527      113,741
   Professional services fees                              110,619      118,377
                                                         ---------    ---------
     Total revenues                                        298,588      279,389
                                                         ---------    ---------

OPERATING EXPENSES:
   Cost of software license fees                             6,090       10,365
   Cost of maintenance fees                                 11,994       11,453
   Cost of professional services                           103,822      104,077
   Technology development and support                       22,570       29,329
   Sales and marketing                                      61,327       64,731
   Administrative and general                               41,144       45,380
   Restructuring costs                                         682       16,020
                                                         ---------    ---------
     Total operating expenses                              247,629      281,355
                                                         ---------    ---------

INCOME (LOSS) FROM OPERATIONS                               50,959       (1,966)
                                                         ---------    ---------

OTHER INCOME (EXPENSES)
   Interest income                                           3,409        5,964
   Other                                                      (188)        (305)
                                                         ---------    ---------

OTHER INCOME, NET                                            3,221        5,659
                                                         ---------    ---------

INCOME BEFORE INCOME TAXES                                  54,180        3,693

INCOME TAX PROVISION                                        19,448        3,504
                                                         ---------    ---------

NET INCOME                                               $  34,732    $     189
                                                         =========    =========

DILUTED EPS COMPUTATION
Numerator: Net income                                    $  34,732    $     189
                                                         ---------    ---------
Denominator:
   Weighted-average common shares outstanding              259,694      301,967
   Dilutive effect of stock options                          1,399        3,627
                                                         ---------    ---------
   Total shares                                            261,093      305,594
                                                         ---------    ---------
Diluted EPS                                              $    0.13    $    0.00
                                                         =========    =========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                           THREE MONTHS ENDED
                                                                 JUNE 30,
                                                         ----------------------
                                                            2008         2007
                                                         ---------    ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
   Net income                                            $  34,732    $     189
   Adjustments to reconcile net income to cash
     provided by operations:
     Depreciation and amortization                          13,463       13,817
     Property and equipment impairment                         662        2,998
     Capitalized software impairment                                      3,873
     Acquisition tax benefits                                1,311        1,311
     Stock option compensation                               2,326        1,573
     Deferred income taxes                                   1,751       (2,519)
     Other                                                     295          494
     Net change in assets and liabilities, net of
       effects from acquisitions and currency
       fluctuations:
       Accounts receivable                                  34,044       56,869
       Prepaid expenses and other current assets            12,212        8,648
       Other assets                                          1,851        1,223
       Accounts payable and accrued expenses               (42,527)     (30,242)
       Deferred revenue                                    (22,649)     (19,532)
       Income taxes                                         10,365         (896)
                                                         ---------    ---------
         Net cash provided by operating activities          47,836       37,806
                                                         ---------    ---------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
   Purchase of:
     Property and equipment                                 (2,384)      (4,346)
     Capitalized software                                   (2,788)      (4,173)
   Investment proceeds                                      13,856       42,885
                                                         ---------    ---------
         Net cash provided by investing activities           8,684       34,366
                                                         ---------    ---------

CASH FLOWS PROVIDED BY (USED IN) FINANCING
   ACTIVITIES:
   Net proceeds from exercise of stock options
     including excess tax benefits                           1,397       58,364
   Contribution to stock purchase plans                        934        1,592
   Repurchase of common stock                              (58,891)     (55,218)
                                                         ---------    ---------
         Net cash provided by (used in) financing
           activities                                      (56,560)       4,738
                                                         ---------    ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                        554        1,891
                                                         ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      514       78,801

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           215,943      260,681
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 216,457    $ 339,482
                                                         =========    =========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                QUARTER ENDED
                                            ---------------------             QUARTER ENDED
                                             JUNE 30,    JUNE 30,    YR - YR    MARCH 31    QTR - QTR
                                               2008        2007     % Change      2008       % Change
                                            ---------   ---------   --------   ----------   ---------
License Fees:
   Distributed Product License Fees
     Vantage                                $  13,724   $  10,537     30.2%    $   23,510    (41.6%)
     Changepoint                                3,104       2,363     31.4%         3,296     (5.8%)
     Quality                                    6,177       6,473     (4.6%)        8,218    (24.8%)
     Uniface                                    2,814       3,592    (21.7%)        4,464    (37.0%)
     DevPartner                                 1,689       2,173    (22.3%)        2,385    (29.2%)
                                            ---------   ---------              ----------
   Total Distributed Product License Fees      27,508      25,138      9.4%        41,873    (34.3%)
   Mainframe Product License Fees              33,934      22,133     53.3%        58,921    (42.4%)
                                            ---------   ---------              ----------
Total License Fees                             61,442      47,271     30.0%       100,794    (39.0%)

Maintenance Fees                              126,527     113,741     11.2%       126,311      0.2%
                                            ---------   ---------              ----------
Total Products Revenue                      $ 187,969   $ 161,012     16.7%    $  227,105    (17.2%)
                                            =========   =========              ==========

Total Mainframe Products Revenue            $ 122,458   $ 103,237     18.6%    $  147,247    (16.8%)
Total Distributed Products Revenue          $  65,511   $  57,775     13.4%    $   79,858    (18.0%)

Total Products Revenue by Geography
   North America                            $  99,328   $  85,416     16.3%    $  113,485    (12.5%)
   International                            $  88,641   $  75,596     17.3%    $  113,620    (22.0%)

Product Releases
   Mainframe                                        8           4    100.0%             7     14.3%
   Distributed                                      4           9    (55.6%)            2    100.0%

Total Costs of Software Products            $ 101,981   $ 115,878    (12.0%)   $  115,223    (11.5%)

Deferred license fees
   Current                                  $  63,418   $  70,081     (9.5%)   $   68,885     (7.9%)
   Long-term                                $  59,267   $  40,739     45.5%    $   60,237     (1.6%)
   Deferred during quarter                  $  16,727   $  17,465     (4.2%)   $   38,546    (56.6%)
   Recognized during quarter                $  23,914   $  24,035     (0.5%)   $   28,760    (16.8%)

Professional Services
   Professional Services Revenue            $ 110,619   $ 118,377     (6.6%)   $  111,811     (1.1%)
   Contribution Margin                            6.1%       12.1%                    6.8%
   Billable Headcount                           2,980       3,384    (11.9%)        3,171     (6.0%)

Total Company Headcount                         6,099       7,091    (14.0%)        6,344     (3.9%)

Total DSO                                       144.6       118.4                   142.1
Total DSO (Billed)                               67.0        48.9                    76.9

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                               PRODUCT COMMITMENTS
                                 (In Thousands)

                                                                  QUARTER ENDED
                                                              ---------------------
                                                               JUNE 30,    JUNE 30,
                                                                 2008        2007
                                                              ---------   ---------
License revenue                                               $  61,442   $  47,271

   Change in deferred license                                    (7,187)     (6,570)
                                                              ---------   ---------

License contracts entered into during period                     54,255      40,701
                                                              ---------   ---------

Maintenance revenue                                             126,527     113,741

   Change in deferred maintenance                               (13,337)    (44,267)
                                                              ---------   ---------

Maintenance contracts & renewals entered into during period     113,190      69,474
                                                              ---------   ---------

Total products commitments during period                      $ 167,445   $ 110,175
                                                              =========   =========

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments (a non-GAAP disclosure) during the reported periods. Compuware now evaluates company performance for purposes of executive bonuses based in part on product commitments for the fiscal year.

Prior periods were adjusted to conform with current period presentation.